Exhibit 99.1

PRESS RELEASE

Contact Information: Kite Realty Group Trust
Jason Colton
SVP, Capital Markets & Investor Relations
317.713.2762
jcolton@kiterealty.com

Kite Realty Group Trust Reports Strong 2019 Operating Results and Provides 2020 Guidance

Indianapolis, Indiana, February 18, 2020 - Kite Realty Group Trust (NYSE:KRG) (“KRG”) reported today its operating results for the fourth quarter ended December 31, 2019.
“2019 was a transformative year for KRG. We enhanced the quality of our portfolio and reduced leverage to an all-time low,” said John A. Kite, Chairman and CEO. “KRG remains a top-tier operator by delivering strong leasing results, with a sector-leading small shop leased percentage of 92.5% in the fourth quarter. As we embark on a new decade with an improved portfolio, we are focused on capitalizing on growth opportunities and maximizing FFO.”

Fourth Quarter Financial Results

▪	Realized net income attributable to common shareholders of $15.3 million, or $0.18 per common share, compared to net loss of $31.2 million, or $0.37 per common share, for the same period in 2018.

▪	Generated NAREIT Funds From Operations of the Operating Partnership (FFO) of $32.8 million, or $0.38 per diluted common share, and FFO as adjusted of $34.7 million, or $0.40 per diluted common share.

▪	Increased Same-Property Net Operating Income (NOI) by 3.2%.

Fourth Quarter Portfolio Operations

▪	Executed 56 new and renewal leases representing 301,711 square feet.

▪	GAAP leasing spreads of 52.6% (41.4% cash basis) on 16 comparable new leases, 13.4% (8.0% cash basis) on 29 comparable renewals, and 27.1% (19.4% cash basis) on a blended basis.

▪	Annualized base rent (ABR) for the operating retail portfolio was $17.83, a 6% increase year-over-year.

▪	Retail leased percentage was 96.1%, an increase of 150 basis points year-over-year.

▪	Anchor leased percentage was 97.8%, an increase of 160 basis points year-over-year.

▪	Small shop leased percentage was 92.5%, an increase of 130 basis points year-over-year.

Full Year Highlights

▪
Realized net loss attributable to common shareholders of $0.5 million, or $0.01 per common share, compared to net loss of $46.6 million for 2018. Results for 2019 included a $37.7 million impairment charge related to certain properties.

▪	Generated NAREIT FFO of $131.4 million, or $1.52 per diluted common share, and FFO as adjusted of $143.0 million, or $1.66 per diluted common share.

▪	Increased Same-Property NOI by 2.2%.

▪	Executed 302 new and renewal leases representing over 2 million square feet.

▪	GAAP leasing spreads of 44.8% (35.5% cash basis) on 64 comparable new leases, 7.5% (3.3% cash basis) on 178 comparable renewals, and 14.5% (9.2% cash basis) on a blended basis.

2019 Transactional Activity

▪	Sold twenty-three non-core assets for a total of $544 million during 2019.

▪	Acquired two assets for a combined $59 million during 2019.

2019 Capital Markets Activity

▪	Paid down $391 million in loans at a weighted average interest rate of 4.48%.

Balance Sheet
As of December 31, 2019, KRG’s net-debt-to-EBITDA ratio was 5.9x, down from 6.7x as of December 31, 2018. KRG has zero debt maturing through 2021 and zero drawn on its $600 million line of credit.

Dividends
On February 12th, KRG’s Board of Trustees declared a dividend of $0.3175 per common share. The dividend will be payable on or about April 3, 2020, to shareholders of record as of March 27, 2020.

ESG Initiatives
KRG recognizes the importance that Environmental, Social, and Governance (ESG) initiatives play in generating sustainable long-term returns. To assist in the Company’s efforts to enhance its ESG disclosure and to better incorporate ESG considerations into its operations, KRG announces the creation of an ESG Task Force headed by CEO John A. Kite. The Task Force includes representatives of the Company’s asset management, human capital, legal, marketing, and investor relations groups and will report regularly to the Board of Trustees on its activities. The Company expects to publish more information on the Task Force’s efforts shortly.

2020 Earnings Guidance
KRG is providing 2020 guidance for net income of $0.13 to $0.17 per share and NAREIT FFO $1.48 to $1.52 per share. The components of the FFO guidance are as follows:

2020 Guidance
Net Income	$0.13 - $0.17
NAREIT FFO	$1.48 - $1.52
Same-Property NOI Growth (excluding redevelopments)	1.00% - 2.00%
Bad Debt Assumption (in addition to known vacancies and any declared or imminent bankruptcies)	90bps of Same-Property Revenues

Net Income to NAREIT FFO Reconciliation
	Low End	High End
Net Income Guidance	$0.13	$0.17
Depreciation	1.35	1.35
NAREIT FFO Guidance	$1.48	$1.52

2020 Estimated FFO Per Share Bridge
	Low End	High End
2019 NAREIT FFO	$1.53	$1.53
Loss on debt extinguishment	0.13	0.13
2019 FFO (as adjusted)	$1.66	$1.66
Impact of 2019 Transactions	(0.20)	(0.20)
Term fee related to office building	(0.02)	(0.02)
2020 Same-Property NOI	0.02	0.04
2020 Other Items	0.02	0.04
2020 Estimated NAREIT FFO	$1.48	$1.52
Estimated adjustments	0.00	0.00
2020 Estimated FFO (as adjusted)	$1.48	$1.52

Earnings Conference Call
Kite Realty Group Trust will conduct a conference call to discuss its financial results on Wednesday, February 19, 2020, at 10:00 a.m. Eastern Time. A live webcast of the conference call will be available on KRG’s corporate website at www.kiterealty.com. The dial-in numbers are (844) 309-0605 for domestic callers and (574) 990-9933 for international callers (passcode 3793609). In addition, a webcast replay link will be available on the corporate website.
About Kite Realty Group Trust
Kite Realty Group Trust is a full-service, vertically integrated real estate investment trust (REIT) that provides communities with convenient and beneficial shopping experiences. We connect consumers to retailers in desirable markets through our portfolio of neighborhood, community, and lifestyle centers. Using operational, development, and redevelopment expertise, we continuously optimize our portfolio to maximize value and return to our shareholders. For more information, please visit our website at kiterealty.com.
Safe Harbor
Certain statements in this document that are not historical fact may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements are based on assumptions and expectations that may not be realized and are inherently subject to risks, uncertainties and other factors, many of which cannot be predicted with accuracy and some of which might not even be anticipated. Future events and actual results, performance, transactions or achievements, financial or otherwise, may differ materially from the results, performance, transactions or achievements, financial or otherwise, expressed or implied by the forward-looking statements. Risks, uncertainties and other factors that might cause such differences, some of which could be material, include, but are not limited to: national and local economic, business, real estate and other market conditions, particularly in light of low or negative growth in the U.S. economy as well as economic uncertainty; the risk that KRG may not be able to successfully complete the planned dispositions on favorable terms - or at all; financing risks, including the availability of, and costs associated with, sources of liquidity; KRG’s ability to refinance, or extend the maturity dates of, its indebtedness; the level and volatility of interest rates; the financial stability of tenants, including their ability to pay rent and the risk of tenant insolvency or bankruptcies; the competitive environment in which KRG operates; acquisition, disposition, development and joint venture risks; property ownership and management risks; KRG’s ability to maintain its status as a real estate investment trust for federal income tax purposes; potential environmental and other liabilities; impairment in the value of real estate property KRG owns; the actual and perceived impact of e-commerce on the value of shopping center assets; risks related to the geographical concentration of KRG’s properties in Florida, Indiana, Texas, Nevada, and North Carolina; insurance costs and coverage; risks associated with cybersecurity attacks and the loss of confidential information and other business interruptions; and other factors affecting the real estate industry generally. KRG refers you to the documents filed by KRG from time to time with the SEC, specifically the section titled “Risk Factors” in KRG’s and the Operating Partnership’s Annual Report on Form 10-K for the fiscal year ended December 31, 2018, which discuss these and other factors that could adversely affect KRG’s results. KRG undertakes no obligation to publicly update or revise these forward-looking statements, whether as a result of new information, future events or otherwise.

Kite Realty Group Trust
Consolidated Balance Sheets
(Unaudited)

($ in thousands)
	December 31, 2019	December 31, 2018
Assets:
Investment properties, at cost	$3,087,391	$3,641,120
Less: accumulated depreciation	(666,952)	(699,927)
	2,420,439	2,941,193

Cash and cash equivalents	31,336	35,376
Tenant and other receivables, including accrued straight-line rent of $27,256 and $31,347, respectively	55,286	58,059
Restricted cash and escrow deposits	21,477	10,130
Deferred costs and intangibles, net	73,157	95,264
Prepaid and other assets	34,548	12,764
Investments in unconsolidated subsidiaries	12,644	13,496
Assets held for sale	—	5,731
Total Assets	$2,648,887	$3,172,013
Liabilities and Shareholders’ Equity:
Mortgage and other indebtedness, net	$1,146,580	$1,543,301
Accounts payable and accrued expenses	69,817	85,934
Deferred revenue and other liabilities	90,180	83,632
Total Liabilities	1,306,577	1,712,867
Commitments and contingencies
Limited Partners’ interests in the Operating Partnership and other redeemable noncontrolling interests	52,574	45,743
Shareholders’ Equity:
Kite Realty Group Trust Shareholders’ Equity:
Common Shares, $.01 par value, 225,000,000 shares authorized, 83,963,369 and 83,800,886 shares issued and outstanding at December 31, 2019 and December 31, 2018, respectively	840	838
Additional paid in capital	2,074,436	2,078,099
Accumulated other comprehensive loss	(16,283)	(3,497)
Accumulated deficit	(769,955)	(662,735)
Total Kite Realty Group Trust Shareholders’ Equity	1,289,038	1,412,705
Noncontrolling Interests	698	698
Total Equity	1,289,736	1,413,403
Total Liabilities and Shareholders' Equity	$2,648,887	$3,172,013

Kite Realty Group Trust
Consolidated Statements of Operations
For the Three and Twelve Months Ended December 31, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Revenue:
Rental income	$73,705	$81,826	$308,399	$338,523
Other property related revenue	1,416	5,018	6,326	13,138
Fee income	144	93	448	2,523
Total revenue	75,265	86,937	315,173	354,184
Expenses:
Property operating	11,636	13,172	45,575	50,356
Real estate taxes	8,992	10,028	38,777	42,378
General, administrative, and other	7,691	4,957	28,214	21,320
Depreciation and amortization	30,765	36,299	132,098	152,163
Impairment charges	—	31,513	37,723	70,360
Total expenses	59,084	95,969	282,387	336,577
Gain (loss) on sale of operating properties, net	14,005	(4,725)	38,971	3,424
Operating income	30,186	(13,757)	71,757	21,031
Interest expense	(12,383)	(17,643)	(59,268)	(66,785)
Income tax benefit of taxable REIT subsidiary	94	150	282	227
Loss on debt extinguishment	(1,950)	—	(11,572)	—
Equity in earnings (loss) of unconsolidated subsidiary	49	(303)	(628)	(278)
Other expense, net	(141)	(156)	(573)	(646)
Net income (loss)	15,855	(31,709)	(2)	(46,451)
Net (income) loss attributable to noncontrolling interests	(541)	488	(532)	(116)
Net income (loss) attributable to Kite Realty Group Trust common shareholders	$15,314	$(31,221)	$(534)	$(46,567)

Income (loss) per common share - basic and diluted	$0.18	$(0.37)	(0.01)	(0.56)

Weighted average common shares outstanding - basic	83,960,045	83,762,664	83,926,296	83,693,385
Weighted average common shares outstanding - diluted	84,478,245	83,762,664	83,926,296	83,693,385
Cash dividends declared per common share	$0.3175	$0.3175	$1.2700	$1.2700

Kite Realty Group Trust
Funds From Operations
For the Three and Twelve Months Ended December 31, 2019 and 2018
(Unaudited)

($ in thousands, except per share data)
	Three Months Ended December 31,		Twelve Months Ended December 31,
	2019	2018	2019	2018
Funds From Operations
Consolidated net income (loss)	$15,855	$(31,709)	$(2)	$(46,451)
Less: net income attributable to noncontrolling interests in properties	(132)	(172)	(528)	(1,151)
Less: (Gain) loss on sales of operating properties	(14,005)	4,725	(38,971)	(3,424)
Add: impairment charges	—	31,513	37,723	70,360
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	31,065	36,534	133,184	151,856
FFO of the Operating Partnership[1]	32,783	40,891	131,406	171,190
Less: Limited Partners' interests in FFO	(785)	(982)	(3,153)	(4,109)
FFO attributable to Kite Realty Group Trust common shareholders[1]	$31,998	$39,909	$128,253	$167,081
FFO, as defined by NAREIT, per share of the Operating Partnership - basic	$0.38	$0.48	$1.53	$2.00
FFO, as defined by NAREIT, per share of the Operating Partnership - diluted	$0.38	$0.48	$1.52	$2.00

FFO of the Operating Partnership[1]	$32,783	$40,891	$131,406	$171,190
Add: loss on debt extinguishment	1,950	—	11,572	—
FFO, as adjusted, of the Operating Partnership	$34,733	$40,891	$142,978	$171,190
FFO, as adjusted, per share of the Operating Partnership - basic and diluted	$0.40	$0.48	$1.66	$2.00

Weighted average common shares outstanding - basic	83,960,045	83,762,664	83,926,296	83,693,385
Weighted average common shares outstanding - diluted	84,478,245	83,822,752	84,214,079	83,744,896
Weighted average common shares and units outstanding - basic	86,070,082	85,808,725	86,027,409	85,740,449
Weighted average common shares and units outstanding - diluted	86,588,282	85,868,813	86,315,191	85,791,961

FFO, as defined by NAREIT, per diluted share/unit
Consolidated net income (loss)	$0.18	$(0.37)	$0.00	$(0.54)
Less: net income attributable to noncontrolling interests in properties	—	—	(0.01)	(0.01)
Less: Loss (gain) on sales of operating properties	(0.16)	0.05	(0.45)	(0.04)
Add: impairment charges	—	0.37	0.44	0.82
Add: depreciation and amortization of consolidated and unconsolidated entities, net of noncontrolling interests	0.36	0.43	1.54	1.77
FFO, as defined by NAREIT, of the Operating Partnership per diluted share/unit[1]	$0.38	$0.48	$1.52	$2.00

Add: loss on debt extinguishment	0.02	—	0.13	—
FFO, as adjusted, of the Operating Partnership per diluted share/unit [2]	$0.40	$0.48	$1.66	$2.00

1
“FFO of the Operating Partnership" measures 100% of the operating performance of the Operating Partnership’s real estate properties. “FFO attributable to Kite Realty Group Trust common shareholders” reflects a reduction for the redeemable noncontrolling weighted average diluted interest in the Operating Partnership.

2	Per share/unit amounts of components will not necessarily sum to the total due to rounding to the nearest cent.
Funds from Operations (FFO) is a widely used performance measure for real estate companies and is provided here as a supplemental measure of operating performance. The Company calculates FFO, a non-GAAP financial measure, in accordance with the best practices described in the April 2002 National Policy Bulletin of the National Association of Real Estate Investment Trusts ("NAREIT"), as restated in 2018. The NAREIT white paper defines FFO as net income (calculated in accordance with GAAP), excluding depreciation and amortization related to real estate, gains and losses from the sale of certain real estate assets, gains and losses from change in control, and impairment write-downs of certain real estate assets and investments in entities when the impairment is directly attributable to decreases in the value of depreciable real estate held by the entity.
Considering the nature of our business as a real estate owner and operator, the Company believes that FFO is helpful to investors in measuring our operational performance because it excludes various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. FFO (a) should not be considered as an alternative to net income (calculated in accordance with GAAP) for the purpose of measuring our financial performance, (b) is not an alternative to cash flow from operating activities (calculated in accordance with GAAP) as a measure of our liquidity, and (c) is not indicative of funds available to satisfy our cash needs, including our ability to make distributions. Our computation of FFO may not be comparable to FFO reported by other REITs that do not define the term in accordance with the current NAREIT definition or that interpret the current NAREIT definition differently than we do. For informational purposes, we have also provided FFO adjusted for loss on debt extinguishment.

From time to time, the Company may report or provide guidance with respect to “NAREIT FFO as adjusted” which removes the impact of certain non-recurring and non-operating transactions or other items the Company does not consider to be representative of its core operating results including without limitation, gains or losses associated with the early extinguishment of debt, gains or losses associated with litigation involving the Company that is not in the normal course of business, the impact on earnings from executive separation, and the excess of redemption value over carrying value of preferred stock redemption, which are not otherwise adjusted in the Company’s calculation of FFO.

Kite Realty Group Trust
Same Property Net Operating Income
For the Three and Twelve Months Ended December 31, 2019 and 2018
(Unaudited)

($ in thousands)
	Three Months Ended December 31,			Twelve Months Ended December 31,
	2019	2018	% Change	2019	2018	% Change
Number of properties for the quarter[1]	81	81

Leased percentage at period end	96.0%	95.0%		96.0%	95.0%
Economic Occupancy percentage[2]	93.7%	92.1%		92.6%	92.6%

Minimum rent	$50,343	$49,123		$212,243	$209,304
Tenant recoveries	15,276	14,899		62,588	61,343
Bad debt	(488)	(947)		(2,043)	(2,208)
Other income	1,027	1,069		2,115	2,016
	66,158	64,144		274,903	270,455

Property operating expenses	(8,551)	(8,454)		(34,514)	(34,760)
Real estate taxes	(8,522)	(8,105)		(35,803)	(35,584)
	(17,073)	(16,559)		(70,317)	(70,344)
Same Property NOI[3]	$49,085	$47,585	3.2%	$204,586	$200,111	2.2%

Reconciliation of Same Property NOI to Most Directly Comparable GAAP Measure:
Net operating income - same properties	$49,085	$47,585		$204,586	$200,111
Net operating income - non-same activity[4]	5,408	16,059		25,787	58,816
Other income (expense), net	146	(216)		(471)	1,826
General, administrative and other	(7,691)	(4,957)		(28,214)	(21,320)
Loss on debt extinguishment	(1,950)	—		(11,572)	—
Impairment charges	—	(31,513)		(37,723)	(70,360)
Depreciation and amortization expense	(30,765)	(36,299)		(132,098)	(152,163)
Interest expense	(12,383)	(17,643)		(59,268)	(66,785)
Gain (loss) on sales of operating properties	14,005	(4,725)		38,971	3,424
Net (income) loss attributable to noncontrolling interests	(541)	488		(532)	(116)
Net income (loss) attributable to common shareholders	$15,314	$(31,221)		$(534)	$(46,567)

1
Same Property NOI excludes (i) The Corner, Courthouse Shadows, Glendale Town Center, and Hamilton Crossing redevelopments, (ii) the recently completed Rampart Commons redevelopment, (iii) the recently acquired Nora Plaza, and (iv) office properties.

2
Excludes leases that are signed but for which tenants have not yet commenced the payment of cash rent. Calculated as a weighted average based on the timing of cash rent commencement and expiration during the period.

3
Same Property NOI excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles, fee income and significant prior period expense recoveries and adjustments, if any.

4	Includes non-cash activity across the portfolio as well as net operating income from properties not included in the same property pool including properties sold during both periods.
The Company uses same property NOI ("Same Property NOI"), a non-GAAP financial measure, to evaluate the performance of our properties. Same Property NOI excludes properties that have not been owned for the full period presented. It also excludes net gains from outlot sales, straight-line rent revenue, lease termination fees, amortization of lease intangibles and significant prior period expense recoveries and adjustments, if any. The Company believes that Same Property NOI is helpful to investors as a measure of our operating performance because it includes only the NOI of properties that have been owned and fully operational for the full quarters presented. The Company believes such presentation eliminates disparities in net income due to the acquisition or disposition of properties during the particular quarters presented and thus provides a more consistent comparison of our properties. The year-to-date results represent the sum of the individual quarters, as reported.
NOI and Same Property NOI should not, however, be considered as alternatives to net income (calculated in accordance with GAAP) as indicators of our financial performance. Our computation of NOI and Same Property NOI may differ from the methodology used by other REITs, and therefore may not be comparable to such other REITs.
When evaluating the properties that are included in the same property pool, the Company has established specific criteria for determining the inclusion of properties acquired or those recently under development. An acquired property is included in the same property pool when there is a full quarter of operations in both years subsequent to the acquisition date. Development and redevelopment properties are included in the same property pool four full quarters after the properties have been transferred to the operating portfolio. A redevelopment property is first excluded from the same property pool when the execution of a redevelopment plan is likely and the Company a) begins recapturing space from tenants or b) the contemplated plan significantly impacts the operations of the property. For the quarter ended December 31, 2019, the Company excluded four redevelopment properties and one recently completed redevelopment from the same property pool that met these criteria and were owned in both comparable periods. In addition, the Company excluded one recently acquired property from the same property pool.

Kite Realty Group Trust
Earnings Before Interest, Tax, Depreciation, and Amortization
For the Three Months Ended December 31, 2019
(Unaudited)

($ in thousands)
Three Months Ended December 31, 2019
Consolidated net income	$15,855
Adjustments to net income:
Depreciation and amortization	30,765
Interest expense	12,383
Income tax benefit of taxable REIT subsidiary	(94)
Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDA)	58,909
Adjustments to EBITDA:
Unconsolidated EBITDA	774
Gain on sales of operating properties	(14,005)
Loss on debt extinguishment	(1,519)
Other income and expense, net	1,950
Noncontrolling interest	92
Pro-forma adjustments [1]	(132)
Adjusted EBITDA	46,069

Annualized Adjusted EBITDA[1]	184,276

Company share of net debt:
Mortgage and other indebtedness	$1,146,580
Less: Partner share of consolidated joint venture debt	22,148
Less: Cash, cash equivalents, and restricted cash	6,722
Plus: Company share of unconsolidated joint venture debt	(1,117)
Plus: Debt Premium	(53,464)
Less: Pro-forma adjustment [3]	(27,200)
Company Share of Net Debt	$1,093,669
Net Debt to Adjusted EBITDA	5.9x

1	Represents Adjusted EBITDA for the three months ended December 31, 2019 (as shown in the table above) multiplied by four.
2
Partner share of consolidated joint venture debt is calculated based upon the partner's pro-rata ownership of the joint venture, multiplied by the related secured debt balance. In all cases, this debt is the responsibility of the consolidated joint venture.

3	Relates to annualized EBITDA for properties sold during the quarter and non-recurring non-cash adjustments.
4	Relates to timing of quarterly dividend payment being made prior to quarter-end resulting in five payments year to date.

The Company defines EBITDA, a non-GAAP financial measure, as net income before depreciation and amortization, interest expense and income tax expense of taxable REIT subsidiary. For informational purposes, the Company has also provided Adjusted EBITDA, which the Company defines as EBITDA less (i) EBITDA from unconsolidated entities, (ii) gains on sales of operating properties or impairment charges, (iii) other income and expense, (iv) noncontrolling interest EBITDA and (v) other non-recurring activity or items impacting comparability from period to period. Annualized Adjusted EBITDA is Adjusted EBITDA for the most recent quarter multiplied by four. Net Debt to Adjusted EBITDA is the Company's share of net debt divided by Annualized Adjusted EBITDA. EBITDA, Adjusted EBITDA, Annualized Adjusted EBITDA and Net Debt to Adjusted EBITDA, as calculated by us, are not comparable to EBITDA and EBITDA-related measures reported by other REITs that do not define EBITDA and EBITDA-related measures exactly as we do. EBITDA, Adjusted EBITDA and Annualized Adjusted EBITDA do not represent cash generated from operating activities in accordance with GAAP, and should not be considered alternatives to net income as an indicator of performance or as alternatives to cash flows from operating activities as an indicator of liquidity.
Considering the nature of our business as a real estate owner and operator, the Company believes that EBITDA, Adjusted EBITDA and the ratio of Net Debt to Adjusted EBITDA are helpful to investors in measuring our operational performance because they exclude various items included in net income that do not relate to or are not indicative of our operating performance, such as gains or losses from sales of depreciated property and depreciation and amortization, which can make periodic and peer analyses of operating performance more difficult. For informational purposes, the Company has also provided Annualized Adjusted EBITDA, adjusted as described above. The Company believes this supplemental information provides a meaningful measure of our operating performance. The Company believes presenting EBITDA and the related measures in this manner allows investors and other interested parties to form a more meaningful assessment of our operating results.